                                                                    Exhibit 23.1



                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the GoAmerica, Inc. 1999 Stock Plan and to the incorporation by reference therein of our report dated March 26, 2002 with respect to the consolidated financial statements and schedule of GoAmerica, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP

Metro Park, New Jersey
June 6, 2002